EXHIBIT 15b


Shareholders and Board of Directors
Sanderson Farms, Inc.

We are aware of the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement (Form S-8 No. 33-67474) pertaining to the Sanderson Farms, Inc. and affiliates Stock Option Plan of our report dated February 21, 2002 relating to the unaudited condensed consolidated interim financial statements of Sanderson Farms, Inc. that are included in its Form 10-Q for the quarter ended January 31, 2002.






                                                   /s/ERNST & YOUNG LLP

Jackson, Mississippi
February 21, 2002